Exhibit 99.2

Rexam Closures

Combined Financial Statements

Rexam Closures
Combined Balance Sheets
(dollars in millions)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash	$4	$7
Accounts receivable, net	51	31
Inventories	62	48
Prepaid expenses and other current assets	2	9
Total current assets	119	95

Investment in partially owned affiliate	3	3
Property and equipment; net	197	201
Goodwill, intangible assets, and deferred costs.........	219	223
Total assets	$538	$522
Liabilities and owners’ net investment
Deferred income taxes	−	1
Accounts payable	36	40
Accrued and other current liabilities	38	32
Total current liabilities	74	73

Debt - affiliates	156	148
Deferred income taxes	60	61
Other long-term liabilities	4	1
Total liabilities	294	283

Total owners’ net investment	244	239

Total liabilities and owners’ net investment	$538	$522

See accompanying notes to financial statements

Rexam Closures
Combined Statements of Operations
(dollars in millions)

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Revenues
Net sales	$248	$273

Costs and expenses
Cost of goods sold	204	229
Restructuring and impairment costs	−	12
Selling, general and administrative	40	39
Total costs and expenses	244	280

Operating income (loss)	4	(7)
Net interest expense	8	8
Net loss before taxes	(4)	(15)
Income tax benefit	1	4
Net loss	(3)	(11)
Net income attributed to non controlling interests	1	1
Net loss attributed to Rexam Closures	$(2)	$(10)

See accompanying notes to financial statements

Rexam Closures
Statements of Cash Flows
(dollars in millions)
	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
	(Unaudited)
Operating activities:
Net loss	$(2)	$(10)
Non cash charges/(credits)
Depreciation and amortization	17	21
Deferred income taxes	(1)	(4)
Changes in operating assets and liabilities:
Accounts receivable	(20)	5
Inventory	(14)	(4)
Prepaid and other assets	7	10
Accounts payable and other liabilities	1	15
Net cash from operating activities	(12)	33
Investing activities:
Capital expenditures	(8)	(10)
Net cash from investing activities	(8)	(10)
Financing activities:
Net cash distributions from/(to) Rexam	10	(33)
Increase in affiliated debt	8	8
Net cash from financing activities	18	(25)

Exchange differences	(1)	1

Net increase (decrease) in cash	(3)	(1)
Cash and cash equivalents at beginning of year	7	7
Cash and cash equivalents at end of period	$4	$6

See accompanying notes to financial statements

Rexam Closures
Notes to the Financial Statements
(dollars in millions, except as otherwise noted)
(Unaudited)

1. Nature of operations and basis of presentation

Rexam Closures (the "Business") is a component of the Plastic Packaging operating segment of Rexam PLC ("Rexam"), a publicly traded company on the London Stock Exchange based in London, UK. The operations of the Business reside substantially within various wholly owned subsidiaries of Rexam Inc, itself a wholly owned subsidiary of Rexam PLC.

The combined financial statements reflect the historical financial position, results of operations and cash flows of the Business for the periods presented.  During the period presented the Business manufactured plastic packaging closure products in the United States and foreign locations.  The combined financial statements reflect the amounts that have been “carved out” from Rexam’s consolidated financial statements and reflect assumptions and allocations made to depict the Business on a standalone basis.  As certain expenses reflected in the combined financial statements include allocations of corporate expenses and allocations of shared service location costs, results of operations and cash flows that would have been presented if the Business had been a standalone entity.  Therefore, the combined financial statements may not necessarily be indicative of the future financial position, results of operations and cash flows.

All allocated costs and expenses have been deemed to have been paid by the Business in the year in which the costs were incurred.  Likewise current income taxes are deemed to have been remitted in the year the related income taxes were recorded.  Amounts due to Rexam have been classified, excluding Debt – affiliates, within owners’ net investment.

Cash in the Combined Balance Sheet represents cash held locally by the Business and excludes the shared treasury function of Rexam.  There is no external long term debt specifically related to the operations of the Business, and therefore none has been attributed to the combined financial statements.

2.           Summary of accounting principles

Use of estimates
The preparation of the combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.  The Business bases its estimates on factors it believes to be reasonable under the circumstances.  Actual results could differ from those estimates.

Combination
All significant intercompany transactions within the Business have been eliminated. All significant balances between the Business and Rexam are included in the combined financial statements as a component of owners’ net investment, apart from “debt - affiliates”.  All intercompany transactions with Rexam are considered to be settled for cash in the Combined Statements of Cash Flows at the time the transaction.

Cash
Cash includes cash on hand and demand deposits that are highly liquid in nature and have original maturities of three months or less.

Inventories
Inventories are stated at the lower of cost and market value.  Cost is determined on a first in first out basis.  Components of finished goods and work in process include raw materials, labor and overheads.

Property, plant and equipment
Property, plant and equipment is carried at cost less accumulated depreciation.  Depreciation is provided over the assets’ useful lives using the straight line method.  Land and assets under construction are not depreciated. For all other long lived assets, depreciation is calculated to allocate cost, less residual value of the assets, over their estimated useful lives as follows:

Buildings                                                                                                         Up to 50 years
Machinery and equipment                                                                            7 to 17 years
Computer software                                                                                         2 to 7 years

The Business reviews long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  The Business conducts its long lived asset impairment analyses in accordance with Accounting Standards Codification (ASC) 360-10-15, “Impairment or Disposal of Long-Lived Assets”. ASC 360-10-15 requires the Business to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows.  If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

The Business capitalizes costs associated with purchased software and internally developed software, in accordance with ASC 350-40, “Internal-Use Software”.

Goodwill and intangible assets
Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses.  Goodwill is not amortized but is subject to annual impairment testing, or more frequently if there are indicators an impairment may be present, using the guidance and criteria described in ASC 350, “Intangibles  Goodwill and Other”.   The Business performs its annual goodwill impairment analysis as of December 31 for each fiscal year.  The Business evaluates whether goodwill has been impaired at the reporting unit level by first determining whether the estimated fair value of the reporting unit is less than its carrying value and, if so, by determining whether the implied fair value of goodwill within the reporting unit is less than the carrying value.  Fair values are determined by discounted future cash flow analyses.

The Business does not have any indefinite lived intangible assets. Intangible assets with finite lives are amortized over their estimated useful lives and are subject to impairment testing if events or changes in circumstances indicate that the asset might be impaired in accordance with ASC 360-10-15, “Impairment or Disposal of Long-Lived Assets” in a similar manner to property, plant and equipment.

Revenue recognition
The Business recognizes revenue from product sales when the title and risk of loss has transferred to the customer, when the Business has no remaining obligations regarding the transaction and when collection is reasonably assured.  The Business reduces revenue for estimated customer returns and other allowances including estimated rebates to be provided to customers. Shipping and handling fees and costs incurred in connection with products sold are recorded within cost of goods sold in the Combined Statements of Operations.

Foreign currency translation
The functional currencies of all non US operations of the Business are the local currencies.  Assets and liabilities are translated into US dollars at the rates of exchange on the balance sheet date. Income and expenses are translated into US dollars at the average rates of exchange prevailing during the period.

 Employee benefit plans
Certain employees of the Business participate in Rexam sponsored employee benefit plans including defined benefit pension plans and post retirement healthcare plans.  The cost of the shared employee benefit plans has been allocated to the Business and recognized in the Combined Statements of Operations.

3.           Related parties

The Business receives various general and administrative services from Rexam shared service providers.  These services include tax, treasury, accounting, human resources and information technology.  The combined financial statements reflect allocated expenses associated with these centralized Rexam support functions and also include stock based compensation costs and overhead costs related to the support functions.  Allocations are based on a number of utilization measures including headcount, revenue and IT users.  All such amounts have been deemed to have been paid by the Business in the year in which the costs are recorded. Selling, general and administrative expenses in the Combined Statements of Operations include corporate allocations of $7 for the six months ended June 30, 2011 and 2010, respectively.

Central treasury activities include the investment of surplus cash, the issuance, repayment and repurchase of short term and long term debt and interest rate management.  Rexam allocates interest on intercompany balances based on the average weighted cost of funds, which accumulates to balances outstanding.  The Combined Statements of Operations includes net interest expense to affiliates of $8 for the six months ended June 30, 2011 and 2010, respectively.

Rexam Delta Inc, a component of the Business, has a line of credit note with Rexam Inc included in the Combined Balance Sheets as “Debt - affiliates”.  The agreement was entered into on December 31, 2009 and is payable on demand or December 31, 2017 at the latest.  The note bears interest based on the average weighted cost of funds to the lender for each month on the balance outstanding including accrued and unpaid interest, compounded monthly.  The fair value and book value of the note was $156 and $148 at June 30, 2011 and December 31, 2010, respectively.

 Owners’ net investment in the Combined Balance Sheets primarily consists of a receivable from the net impact of the central treasury activities.

4.           Inventories

	June 30, 2011	December 31,2010
Finished goods	$41	$40
Raw Materials	29	15
Reserve for obselete inventory	(8)	(7)
	$62	$48

5.           Property, plant and equipment, net

	June 30, 2011	December 31,2010
Land	$2	$4
Buildings	$60	$57
Machinery and equipment	311	304
Construction in progress	22	30
	$395	$395
Accumulated depreciation	(198)	(194)
	$197	$201

6.           Goodwill and intangible assets

The changes in the carrying amount goodwill and intangible assets for the period ended June 30, 2011 is as follows:

	Trade names	Developed technology	Customer relationships	Goodwill	Total
Balance as of December 31, 2010	$6	$50	$78	$89	$223
Amortization expense	-	(2)	(2)	-	(4)
Balance as of June 30, 2011	$6	$48	$76	$89	$219

7.           Accrued and other current liabilities

	June 30, 2011	December 31, 2010
Salaries, wages and employee benefits	$5	$4
Rebates	5	6
Restructurings	4	5
Other accruals	24	17
	$38	$32

8.           Restructuring costs

In January 2010, the decision was taken to close the plant at Constantine, MI plant as part of the continued cost savings program.  The closure resulted in the disposal of 13 machines to third parties. As a result of this closure and other ongoing initiatives in the US, the Business eliminated 46 positions at a cost of $9 of which $5 will be paid during 2011.  Building restoration costs for the Constantine, MI, facility of $2 were transferred to another Rexam entity together with the building where the ultimate disposal of the property will be managed.

In August 2010, the decision was taken to cease production at the Singapore plant, resulting in the elimination of 176 positions at a cost of $1.  Other costs, primarily real estate carrying costs, amounted to $2 in total.

The following is a summary of the restructuring liabilities recorded as a result of actions described above.

	Employee serverance	Lease termination	Other	Total
Balance as of December 31, 2009	$7	$1	$-	$8
Expense	10	-	4	14
Payments	(12)	(1)	(2)	(15)
Transfer to another entity	-	-	(2)	(2)
Balance as of December 31, 2012	$5	$-	$-	$5
Expense	-	-	-	-
Payments	(1)	-	-	(1)
Balance as of June 30, 2011	$4	$-	$-	$4

9.           Segment information

The Business reports segment information based on the “management” approach.  This approach designates the internal reporting used by management for making decisions and assessing performance as the source of the reportable segments.  The Business manages its operations primarily on a geographic basis.  Accordingly, it determined its operating and reporting segments, which are generally based on the nature and location of its customers, to be the US and International operations.  Each reportable operating segment provides similar products and similar services.  The Business evaluates the performance of its operating segments based on net sales and operating (loss)/income.  Selected information by reportable segment is presented in the following tables:

	Six months ended June30, 2011	Six months ended June 30, 2010
US	$236	$251
Foreign	12	22
Net Sales	$248	$273

US	$7	$(8)
Foreign	(3)	1
Operating Income	$4	$(7)

	June 30, 2011	December 31, 2012
US	$178	$184
Foreign	19	17
Property, plant and equipment	$197	$201